                                                                    Exhibit 10.1
                                    AGREEMENT

     THIS  AGREEMENT  (hereinafter  referred  to as the  "Agreement")  made  and entered into  effective as of this 11th day of  February,  2004,  by and between
HANDY  &  HARMAN  (hereinafter  referred  to as the  "Company"),  a  corporation organized  under  the laws of the  State of New  York,  with  principal  offices located at 555 Theodore  Fremd Avenue,  Rye, New York 10580 and DANIEL P. MURPHY
(hereinafter referred to as the "Executive"),  an individual with a residence at
122 Kenmore Drive, Longmeadow, Massachusetts 01106.

     WHEREAS,  the Executive is currently  employed as President of the Company;
and

     WHEREAS,  the parties  desire to enter into this  Agreement to continue the terms of the Executive's  employment pursuant to the terms described herein, and to provide for certain  payments to the  Executive in the event of a termination of his employment as provided herein.

     NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained and for other good and valuable  consideration  the receipt and sufficiency of which are hereby acknowledged,  the parties hereto,  intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT;  TERM. (a) The Company desires to continue the employment of the  Executive  and to enter  into this  Agreement  as of the date  hereof  (the
"Effective  Date") and the Executive desires to be so employed and the Executive agrees to continue employment with the Company pursuant to the terms hereof. The
Executive  shall hold the office of the President of the Company.  The Executive shall perform all duties of this position  consistent with the powers and duties of such offices set forth in the Company's By-Laws, as well as any other duties, commensurate  with the  Executive's  positions that are assigned by the Board of
Directors of the Company (the "Board").

       The Executive shall devote his full working time,  attention and energies to the  business of the Company and shall not during the term of this  Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage;  but this shall not be construed as preventing  the  Executive  from  investing his personal  assets in businesses which do not compete, directly or indirectly, with the Company in any manner,  in such form or manner as will not require any  services on the part of the  Executive in the  operation  of the affairs of the  companies in which such investments are made and in which the Executive's  participation  is solely that of an investor  and except that the  Executive  may purchase  securities  in any corporation the securities of which are regularly  traded,  provided,  that such purchase shall not result in the Executive  owning  beneficially at any time one percent (1%) or more of the equity  securities of any  corporation  engaged in a business directly competitive with that of the Company.

       (b) The term of this  Agreement  shall  commence  on the date  hereof and shall  continue  in full force and effect  until the second  anniversary  of the
Effective  Date, at which time,  and on each  anniversary  of the Effective Date thereafter,  the  term of this  Agreement  shall  be  extended  until  the  next anniversary  thereafter,  unless  one  party  hereto  shall  provide  notice  of termination  to the other  party  hereto no less than  thirty (30) days prior to such  anniversary  or such  earlier  date as this  Agreement  is  terminated  in accordance  with the  provisions  of this  Agreement  (such  period as it may be extended from time to time, the "Term").

       (c) All prior employment agreements between the Executive and the Company or its subsidiaries shall be terminated on and as of the Effective Date, with no further obligation of the Company or the Executive thereunder.

     2. COMPENSATION. Subject to the terms and conditions of this Agreement, the
Company  shall  pay to the  Executive  as  compensation  for  the  duties  to be performed by the Executive under this Agreement, the sum of the following:

       (a) A base salary of $350,000  per annum,  to be paid no less  frequently than monthly, in equal amounts; and

       (b) The Executive shall also be entitled to such annual bonus, if any, as the Board or the Compensation Committee of the Company, as ratified by the Board of WHX Corporation ("WHX") in its absolute discretion shall determine.

       (c) The Executive has previously  been granted options (the "Options") to purchase a total of 100,000  shares of common  stock of WHX  pursuant to the WHX
1991  Incentive and  Non-Qualified  Stock Option Plan, the WHX 2001 Stock Option
Plan or the WHX 2003  Incentive  Stock Plan,  and  acknowledges  receipt of such option grants.

     3. VACATION TIME.  The Executive  shall be entitled to vacation with pay of four (4) weeks in each calendar year.  This vacation time shall be pro-rated for partial employment in the final calendar year of employment.

     4.  BENEFITS.  The  Executive  shall receive all normal  employee  benefits available to employees of the Company including the following:

       (a) Health insurance coverage, if and to the extent provided to all other employees of the Company, for the Executive,

       (b) Vacation as provided in this Agreement;

       (c) A company car provided at the Company's expense,  or alternatively at
Executive's  election  Executive  shall  receive a car  allowance  not to exceed
$1,000 per  month,  in  accordance  with the  Company's  existing  policies  and procedures in place for other executives and officers of the Company;

       (d) Annual  dues at a golf club of the  Executive's  selection  (which is reasonably acceptable to the Company);

       (e)  Non-exclusive  use of a two bedroom  apartment  in the Rye, New York area (subject to Section 4(f) below); and

       (f) A reasonable  relocation allowance (as determined by the Company) for a  permanent  relocation  to the  geographic  area  encompassing  the  Company's headquarters  in lieu of Section 4(e) above;  whether the  relocation  allowance described  herein  or the use of the  apartment  described  in  Section  4(e) is granted shall be determined by the Company.

     5.  TERMINATION  OF  AGREEMENT  BY  THE  COMPANY.  This  Agreement  may  be
terminated  by the Company  immediately  by  providing  notice to the  Executive pursuant to Section 12 hereof upon the occurrence of any of the following:

       (a) For Cause (as defined below);

       (b) The death of the Executive;

       (c) The Disability (as defined below) of the Executive; or

       (d) Without Cause, upon written notice to the Executive.

     "Cause"  shall  mean:  (i) the  Executive's  engaging  in conduct  which is materially injurious to the Company,  its subsidiaries or affiliates,  or any of their respective  customer or supplier  relationships,  monetarily or otherwise;
(ii)  the  Executive's  engaging  in  any  act  of  fraud,  misappropriation  or embezzlement  or any act which  would  constitute  a felony  (other  than  minor traffic violations); or (iii) the Executive's material breach of this Agreement.

     "Disability"  shall  mean:  the  "Executive's  absence  from the  full-time performance  of his duties  hereunder for at least ninety (90) days,  whether or not consecutive,  within any twelve (12)  consecutive  months as a result of any incapacity due to physical or mental illness.

     6.  TERMINATION  OF  AGREEMENT  BY THE  EXECUTIVE.  This  Agreement  may be
terminated by the  Executive,  by written notice to the Company within (i) sixty
(60) days following a material diminution of the Executive's  position,  duties, responsibilities  or  compensation  with the  Company or the  relocation  of the
Company's  headquarters to a different location more than 50 miles from Rye, New
York and more than 50 miles from Agawam,  Massachusetts (a "Material  Diminution or Relocation  Termination Election") or (ii) within sixty (60) days following a
Change  in  Control  (as  defined  below)  (a  "Change  in  Control  Termination
Election").  In the case of a  Material  Diminution  or  Relocation  Termination
Election by the  Executive,  the Company shall have ten (10) days  following its receipt  of  written  notice  of  termination  from the  Executive  to cure such material  diminution  or  relocation.  In the case of a Material  Diminution  or
Relocation  Termination  Election,  if the Company  does not cure such  material diminution or relocation  within the ten (10) days following its receipt of such
Material  Diminution  or  Relocation  Termination  Election  from the  Executive pursuant to this  Section 6,  termination  of  Executive's  employment  shall be effective  at the end of such ten (10) day  period.  In the event of a Change in
Control Termination Election, the Company shall have ten (10) days following its receipt  of  written  notice of  termination  from  Executive  to make a written request  to  Executive  to  continue  his  employment  with the  Company  at his then-present  annual base salary,  applied on a pro-rata basis,  for a period of sixty (60) days from the date of such  written  request.  The  Company  shall be required  to make the  Severance  Payment  (as  defined in Section  7(a) of this
Agreement) to the Executive pursuant to the terms of Section 7(b) without regard to whether or not it sends such  request to  Executive.  Upon timely  receipt of such request from the Company,  Executive shall continue his employment for such sixty  (60)  day  period,  at the  end of  which  Executive's  employment  shall terminate.  If the  Company  does not send  such  request,  the  termination  of
Executive's  employment  shall  be  effective  at the end of such  ten  (10) day period.

     "Change in Control"  shall mean:  (i) the direct or indirect  sale,  lease, exchange  or other  transfer  of all or  substantially  all of the assets of the
Company  to any  person or  entity or group of  persons  or  entities  acting in concert as a partnership or other group (a "Group of Persons"), (ii) the merger, consolidation or other business  combination of the Company with or into another corporation  with the effect that the  shareholders of the Company,  as the case may be,  immediately  following  the  merger,  consolidation  or other  business combination,  hold  50% or  less  of  the  combined  voting  power  of the  then
outstanding   securities   of  the   surviving   corporation   of  such  merger,
consolidation  or other business  combination  ordinarily (and apart from rights accruing under special  circumstances)  having the right to vote in the election of directors, (iii) the replacement of at least 50% of the Board over any period of two years or less, as compared to the directors who  constituted the Board at the  beginning  of such  period,  and such  replacement(s)  shall  not have been approved  by a majority of the Board as  constituted  at the  beginning  of such period,  or (iv) a person or Group of Persons shall,  as a result of a tender or exchange  offer,  open  market  purchases,  privately  negotiated  purchases  or otherwise,  have become the  beneficial  owner (within the meaning of Rule 13d-3 under the  Securities  Exchange Act of 1934,  as amended) of  securities  of the
Company  representing  50% or more of the  combined  voting  power  of the  then outstanding  securities of such  corporation  ordinarily  (and apart from rights accruing under special  circumstances)  having the right to vote in the election of directors.

     7.  SEVERANCE  AND OTHER  PAYMENTS.  (a) In the event that the  Executive's employment is terminated at any time pursuant to Section 5(d) of this Agreement, which  termination  shall  include  the  giving of notice not to extend the Term pursuant to Section  1(b),  the Company  agrees to pay the  Executive a lump-sum cash payment (the  "Severance  Payment")  equal to his then current  annual base salary for two years (such  period,  the  "Severance  Period"),  and the Company shall  have  no  further  obligations  to  the  Executive.  Prior  to  and  as a precondition  to the payment of such amount,  the Executive shall deliver to the
Company a general release of the Company,  its subsidiaries and affiliates,  and each of their officers, directors, employees, agents, successors and assigns, in the form attached  hereto as Exhibit A and provide the Director  Resignation (as defined  below),  if  applicable.  Payment  shall  be made on the  date ten (10)
business  days  following  the  delivery by  Executive  of the  general  release described in the previous  sentence  and the  Director  Resignation,  and if the general  release and the Director  Resignation is not so delivered  within sixty
(60) days of termination of the Executive's employment, no payment shall be due.
In all other instances,  including termination of the Executive's employment for

Cause,  termination  pursuant  to  Sections  5(b) or 5(c),  or if the  Executive voluntarily  leaves the  employment of the Company,  the Executive  shall not be eligible or entitled to, and the Company  shall not be  obligated  to make,  any payment following the Executive's  termination,  except as otherwise provided in
Section  7(b),  and  the  Company  shall  have  no  further  obligations  to the
Executive. Executive agrees that upon the termination of his employment with the
Company he shall immediately resign his positions,  if any, as a director of the
Company and each of its subsidiaries (the "Director Resignation").

       (b) In the event that the  Executive  makes an election to terminate  his employment  pursuant  to the terms of Section 6, and the  Company  does not cure such  termination  pursuant  to the  terms of the  second or third  sentence  of
Section 6, if  applicable,  the Executive  shall be entitled to receive from the
Company a lump-sum cash payment equal to the Severance Payment,  and the Company shall  have  no  further  obligation  to  the  Executive.  Prior  to  and  as  a precondition to the payment of the Severance Payment the Executive shall deliver to  the  Company  a  general  release  of  the  Company,  its  subsidiaries  and affiliates, and each of their officers, directors, employees, agents, successors and  assigns,  in the form as  attached  hereto as  Exhibit A, and  provide  the
Director Resignation,  if applicable. The Severance Payment shall be made on the date ten (10) business  days  following the delivery by Executive of the general release described in the previous sentence and the Director Resignation,  and if the general  release and the Director  Resignation  is not so  delivered  within sixty (60) days of a written notice of the Executive's  termination election, no payment  shall  be due.  Executive  agrees  that  upon  the  termination  of his
employment  with  the  Company  he  shall   immediately   deliver  the  Director
Resignation.

     8. EXECUTIVE EXPENSES.  Any ordinary and necessary expenses incurred by the
Executive  on  behalf  of the  Company  which  are  directly  connected  with or pertaining to the furtherance of the business of the Company shall be reimbursed to the Executive  upon receipt by the Company,  within thirty (30) days from the date of expense, of a written statement with receipts attached stating:  (i) the amount of such  expense;  (ii) the time and place that the expense was incurred;
(iii) the business purpose of the expense; and (iv) the business relationship to the Company of persons entertained, if any.

     9. DISCLOSURE OF INFORMATION.

       (a) The  Executive  will not at any  time,  whether  during  or after the termination of his employment, divulge, use, furnish, disclose or make available to any person, association or company, any non-public information concerning the
Company's  business,  including  without  limitation,  its  marketing  plans and strategies,  pricing policies,  planned strategies related to sources of supply, methods of delivery,  customer  names,  purchasing  needs and/or  priorities  of customers,  and the finances or financial  information of the Company, so far as such  information  has come to his knowledge as a result of or subsequent to his employment by the Company,  except to the extent the  disclosure may be required by law or such  information  is in the  public  domain  through  no fault of the
Executive.  The Executive acknowledges that such information,  including without limitation,  information  regarding the Company's  customers,  their  purchasing needs and priorities,  the Company's  sources of supply,  its business plans and financial condition, is non-public,  proprietary,  and confidential and that the disclosure  of such  information  to the  Company's  competitors  will cause the
Company substantial harm. Executive shall keep secret all matters of such nature entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss to the Company. In addition, copies of all data files on  Executive's  own media must be deleted and a letter  stating such must be sent to the Company.

       (b) Executive agrees that upon  termination of his services  hereunder he will  immediately  surrender  and turn over to the  Company  all  books,  forms, records,  reports,  lists and all other  papers and  writings,  including  items storing  computer memory (except  computer hard drives from which items relating to the Company and its business have been deleted),  relating to the Company and its  business  and  all  other  property  belonging  to the  Company,  it  being understood and agreed that the same are solely the property of the Company.

       (c) The provisions of this Section will survive the expiration or earlier termination of the term of this Agreement.

     10. COVENANTS NOT TO COMPETE OR INTERFERE.

       (a) From and after the termination of the Executive's employment, for the
Severance  Period,  the Executive  will not (i) directly or  indirectly,  own an interest in, operate,  join,  control,  or participate in, or be connected as an officer,  employee,  agent,  independent contractor,  partner,  shareholder,  or principal of any corporation,  partnership,  proprietorship,  firm, association, person,  or other  entity  engaged in a business  which sells,  manufactures  or produces  the  products  sold,  manufactured  or  produced by the Company or its subsidiaries  (the "Products") at the time of the termination of the Executive's employment under this Agreement or otherwise  competes,  directly or indirectly, with the Company (a "Competing  Business") or (ii)  knowingly  solicit or accept business for a Competing  Business (x) from any customer of the Company,  or its subsidiaries,  (y) from any former  customer of the Company  who  purchased  any
Products  during the twelve months  preceding the termination of the Executive's

                                       10

employment  under this  Agreement  or (z) from any  prospect of the Company with whom the Executive met to solicit or with whom the Executive  discussed the sale of any  Products  during the twelve  months  preceding  the  termination  of the
Executive's  employment under this Agreement.  Executive  acknowledges  that the
Company's  sales of the  Products  are  national in scope.  Notwithstanding  the foregoing, the Executive may own up to 1% of the outstanding common stock of any class of common equity of a publicly traded corporation provided the Executive's role with the corporation is passive in nature.

       (b) During the Term, and during the period ending on the later of the end of the  Severance  Period or twelve  (12)  months  from and after the end of the
Term,  the  Executive  will not directly or  indirectly,  as a sole  proprietor, member of a  partnership  or  stockholder,  investor,  officer or  director of a corporation,  or as an employee,  agent,  associate or consultant of any person, firm or  corporation,  induce or solicit,  or attempt to induce or solicit,  any employee of the Company or its  subsidiaries  or  affiliates  to  terminate  his employment  with the  Company  or in any way  interfere  with  the  relationship between the Company,  or its subsidiaries or affiliates,  and the employee,  and will not solicit, hire, retain or enter into any business arrangements,  with or enter into any  discussion  to do the same,  with any  person  working  for,  or independent contractor of, the Company, or its subsidiaries or affiliates.

       (c) During  the Term of this  Agreement,  and  during the  greater of the
Severance  Period or the 12-month period  following the Term, the Executive will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated  with any  supplier,  contractor,  subcontractor  or

                                       11

other  business  relation of the Company if such action  would have a reasonably foreseeable adverse effect on the business, assets or financial condition of the
Company or materially interfere with the relationship between any such person or entity and the Company.  (d) It is the desire and intent of the parties that the provisions  of  this  Section  10  shall  be  enforced  to  the  fullest  extent permissible  under the laws and public policies applied in each  jurisdiction in which  enforcement is sought.  Accordingly,  if any  particular  portion of this
Section 10 shall be adjudicated to be invalid or unenforceable,  this Section 10 shall be deemed amended to delete  therefrom the portion this  adjudicated to be invalid  or  unenforceable,  such  deletion  to apply  only with  respect to the operation  of this  Section  10 in the  particular  jurisdiction  in which  such adjudication  is made.  The  provisions  of this  Section  10 will  survive  the expiration or earlier termination of the term of this Agreement.

     11.  INJUNCTIVE  RELIEF.  If there is a breach or threatened  breach of the provisions of Sections 9 or 10 of this Agreement,  the Company shall be entitled to an injunction  restraining  the Executive  from such breach.  Nothing  herein shall be construed as  prohibiting  the Company from pursuing any other remedies for such breach or threatened breach.

     12.  NOTICES.  All  notices,  requests,  demands  and other  communications hereunder  must be in  writing  and shall be deemed to have been duly given upon delivery if  delivered  by hand,  sent by  telecopier,  facsimile  or  overnight courier,  and three (3) days  after  such  communication  is mailed  within  the continental  United  States  by  first  class  certified  mail,  return  receipt requested,  postage  prepaid,  to the other  party,  in each case  addressed  as provided in the  introduction  to this  Agreement.  Addresses  may be changed by written  notice  sent to the other  party at the last  recorded  address of that party.

                                       12

     13. INSURANCE. The Company may, at its election and for its benefit, insure the Executive  against  accidental loss or death, and the Executive shall submit to such physical  examinations  and supply such information as may be reasonably required in connection therewith.

     14. AUTHORITY. The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind or any other restrictive  agreement of any  character,  which would  prevent him from legally entering into this  Agreement,  or which would be breached by the Executive upon execution of this  Agreement.  The  Executive  agrees to indemnify  and hold the
Company  harmless for any liability to the Company arising from a breach of this representation and warranty.

     15.  ASSIGNMENT.  The  services to be rendered  and the  obligations  to be performed by the Executive under this Agreement are special and unique,  and all such  services  and  obligations  and all of the  Executive's  rights under this
Agreement  are personal to the  Executive  and shall not be  assignable  and any purported  assignment  thereof  shall not be valid or binding  upon the Company.
However,  in the  event  of the  Executive's  death  during  the  term  of  this
Agreement,  the  Executive's  estate shall be entitled to receive salary and any other payment due and accrued through the date of the Executive's  death and all payments  due to the  Executive  pursuant  to the  provisions  of Section 7. The
Company may assign this  Agreement and all of its rights under this Agreement to any person,  firm or  corporation  succeeding  to the  business of the  Company, provided  said  company  shall  assume (by  contract  or  operation  of law) the
Company's obligations under this Agreement,  at which point the Company shall be relieved of their obligations hereunder.

                                       13

     16. WAIVER OF BREACH.  The waiver of either the Company or the Executive of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or the Executive.

     17. AMENDMENTS.  No amendments or variations of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all of the parties thereto.

     18. COMPLETE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto relating to the matters contained, and supersedes any prior contracts or understandings,  oral or written,  relating to the employment of the Executive.

     19.  HEADINGS.  The section  headings  contained herein are for convenience only and shall not in any way affect the  interpretations  or  enforceability of any provision of this Agreement.

     20.  SEVERABILITY.  The invalidity or  unenforceability of any provision of this  Agreement,  whether  in whole or in part,  shall not in any way affect the validity and/or  enforceability  of any other provision  herein  contained.  Any invalid or  unenforceable  provision shall be deemed  severable to the extent of any such invalidity or unenforceability.

     21.  COUNSEL.   It  is  understood  and  agreed  that  Executive  has  been represented by counsel of his choosing in connection with this Agreement.

     22.   GOVERNING  LAW.  This  Agreement  and  all  matters   concerning  its
interpretation,  performance,  or the enforcement  hereof,  shall be governed in accordance  with the laws of the State of New York without  regard to principles of conflict of law.

                                       14

     23.  JURISDICTION.  Each  of the  parties  hereto  hereby  irrevocably  and unconditionally  submits to the exclusive jurisdiction of any court of competent jurisdiction of the State of New York or any court of competent  jurisdiction of the  United  States of America  sitting in the County of New York,  State of New
York,  and any appellate  court  thereof,  and each of the parties hereto hereby irrevocably  and  unconditionally  agrees that all claims in respect of any such action or  proceeding  shall be heard and  determined in any such New York State or, to the extent  permitted by law, in such federal court.  Each of the parties hereto irrevocably and  unconditionally  waives, to the fullest extent either of them may legally and  effectively  do so, any objection  that either of them may now or hereafter  have to the laying of venue of any suit,  action or proceeding arising out of or relating  to this  Agreement  in any New York state or federal court in New York County.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient  forum to the  maintenance  of such action or  proceeding  in any such court.  Each of the parties  hereto  irrevocably  waives  the right to trial by jury and each of the parties  irrevocably  consents  to service of process by first  class  certified mail, return receipt  requested,  postage prepaid,  to the address at which such party is to receive notice in accordance with Section 12.

     24.  COUNTERPARTS.  This  Agreement  may  be  executed  in  more  than  one counterpart and each counterpart shall be considered an original.

                                       15

     IN WITNESS  WHEREOF,  the parties  hereto have executed and delivered  this
Agreement as of the day and year first above written.

                                /s/ Daniel Murpy
                                ----------------------------------------
                                Daniel Murphy

                                HANDY & HARMAN

                                By:    /s/ Dennis C. Kelley
                                ----------------------------------------
                                Name:  Dennis C. Kelley
                                Title: Chief Financial Officer